Exhibit 10.2

TERM NOTE

$750,000.00	Minneapolis, Minnesota
August 28, 2003

FOR VALUE RECEIVED, the undersigned GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation (the “Borrower”) hereby promises to pay to the order of FIRST NATIONAL BANK, a national banking association (the “Bank”) at its office at 125 West Sioux, Pierre, South Dakota, the principal sum of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00), in lawful money of the United States of America and in immediately available funds, and to pay interest (calculated on the basis of actual days elapsed and a three hundred sixty (360) day year) on said principal sum, or the unpaid balance thereof, in like money at said office at a fixed rate per annum equal to 6.125%.  Commencing on August 28, 2006, and on each following three year anniversary of this Note, the fixed rate of interest hereunder may increase or decrease and shall equal the greater of (a) 5.5% or (b) the Prime Rate published in the Money Rates Section of The Wall Street Journal which is published on such anniversary date or, if such anniversary date is not a business day, on the immediately preceding business day, plus 2.0%.  The interest rate due under this Note may be above or below the rate the Bank lends to other parties.

On September 1, 2003, the Borrower shall pay all accrued interest on the outstanding balance.  On October 1, 2003, and thereafter on the first day of each succeeding month through and including August 27, 2010, the Borrower promises to pay equal principal and interest installments so that each monthly payment, when taken with all other monthly payments, shall be sufficient to fully amortize and repay the principal amount of this Note over a 7-year term, and each monthly payment also shall be sufficient to pay interest on the outstanding principal amount at the applicable interest rate.  Any and all remaining principal and accrued interest shall be paid on August 27, 2010.  All payments shall be first applied to accrued interest and then to principal.

The Borrower may, upon notice to the Bank, prepay this Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid together with a one percent (1%)

prepayment fee based on the outstanding unpaid balance of the Note at the time of the prepayment, unless waived by the Bank, at its option.

In addition to all of the other sums payable hereunder, the Borrower also agrees to pay to the holder hereof on demand all costs and expenses (including reasonable attorneys’ fees) which may be incurred in the enforcement of any liability of the Borrower hereunder.  If any payment on this Note becomes due and payable on a Saturday, Sunday, or business holiday in the State of Minnesota, the maturity date thereof shall be extended to the next succeeding business day.

This Note is delivered pursuant to and entitled to the benefits of the Loan Agreement dated August 28, 2003, between Borrower and Bank (the “Loan Agreement”).  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of an Event of Default under the Loan Agreement.

This Note is secured by a security agreement, an assignment of leases and rents, and a guaranty, all dated on or after August 28, 2003.  All such documents, together with any other documents delivered pursuant to the Loan Agreement, are referred to hereafter as the “Loan Documents.”

If any installment or payment hereunder is not paid within 10 days after the due date thereof, the Borrower agrees to pay a late payment charge of 5% of the installment or payment to cover the expenses of collection.

This Note shall be governed by the internal laws of the State of Minnesota.  THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN OR ENCOMPASSING HENNEPIN COUNTY, MINNESOTA, AND WAIVES ANY OBJECTIONS BASED ON FORUM NON CONVENIENS WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, ANY LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING.  Nothing herein shall affect the Bank’s right to serve process in any manner permitted by law, or limit the Bank’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions.

THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION ARISING HEREFROM OR CONNECTED HERETO.  THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

GRANITE CITY FOOD & BREWERY LTD.

By	/s/ Steven J. Wagenheim
Steven J. Wagenheim
Its: President